Exhibit 31.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING

OFFICER PURSUANT TO

RULE 13A-14(A) / RULE 15D-14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Stephen Mahoney, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K of Magenta Therapeutics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1.

3. [Intentionally omitted pursuant to SEC Division of Corporation Finance Compliance & Disclosure Interpretation Question 161.01]

4. [Intentionally omitted pursuant to SEC Division of Corporation Finance Compliance & Disclosure Interpretation Question 161.01]

5. [Intentionally omitted pursuant to SEC Division of Corporation Finance Compliance & Disclosure Interpretation Question 161.01]

Date: May 1, 2023

/s/ Stephen Mahoney
Stephen Mahoney
President, Chief Financial and Operating Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)